Exhibit 99.1

THE WENDY’S COMPANY REPORTS FINAL 2013 RESULTS; REAFFIRMS 2014 OUTLOOK

• FULL-YEAR ADJUSTED EBITDA INCREASED 10% TO $367.1 MILLION

• FULL-YEAR ADJUSTED EARNINGS PER SHARE INCREASED 76% TO $0.30

BRAND TRANSFORMATION MOMENTUM CONTINUES

COMPANY NOW EXPECTS TO COMPLETE SYSTEM OPTIMIZATION INITIATIVE

DURING FIRST QUARTER

DUBLIN, Ohio (Feb. 27, 2014) – The Wendy’s Company (NASDAQ: WEN) today reported audited results for the full year ended Dec. 29, 2013. The Company had previously issued preliminary unaudited results for the 2013 fourth quarter and full year on Jan. 13, 2014.

The Company’s fourth-quarter and full-year Adjusted EBITDA of $89.0 million and $367.1 million, respectively, remain unchanged from the preliminary results. Final reported results attributable to The Wendy’s Company include:

•	Fourth-quarter net income of $33.1 million increased 25 percent compared to $26.4 million last year.

•	Fourth-quarter diluted earnings per share of $0.08 increased 14 percent compared to $0.07 last year.

•	Fourth-quarter Adjusted Earnings Per Share of $0.11 increased 22 percent compared to $0.09 last year.

•	Full-year net income of $45.5 million increased more than six times compared to $7.1 million last year.

•	Full-year diluted earnings per share of $0.11 increased more than five times compared to $0.02 last year.

•	Full-year Adjusted Earnings Per Share of $0.30 increased 76 percent compared to $0.17 last year.

See “Disclosure Regarding Non-GAAP Financial Measures” below for a reconciliation of the non-GAAP measures included herein (i.e., Adjusted EBITDA and Adjusted Earnings Per Share).

Brand Transformation Momentum Continues into 2014

President and Chief Executive Officer Emil Brolick said the Company made continued strategic and financial progress in 2013. “During the past year, we accelerated the Wendy’s® brand transformation with Image Activation, enhanced our Company-operated restaurant portfolio through System Optimization and introduced several successful new products while building our product pipeline,” Brolick said. “These efforts resulted in 2013 North America Company-operated same-restaurant sales growth of 1.9 percent and record average annual sales of $1.51 million at North America Company-operated restaurants. Most importantly, the progress we’ve made with our various initiatives has positioned the Wendy’s brand for further growth in 2014, as we expect to nearly double the pace of our Image Activation reimages, continue introducing innovative products and complete our System Optimization initiative.”

Company Reaffirms 2014 and Long-Term Outlook

The Company is reiterating its outlook for 2014 Adjusted EBITDA of $390 million to $400 million, despite the adverse impact from winter storms during the first quarter. The Company also continues to expect 2014 Adjusted Earnings Per Share of $0.34 to $0.36.

Estimated 2014 Adjusted Earnings Per Share excludes approximately $40 million of anticipated pretax depreciation for existing assets that the Company expects to replace as part of the Image Activation initiative. The Company expects its total 2014 depreciation and amortization expense to decrease approximately 10 percent compared to 2013, including the impact of accelerated depreciation in both years, primarily as a result of the Company’s System Optimization initiative.

Also included in the Company’s 2014 outlook are the following assumptions:

•	Average same-restaurant sales growth of 2.5 to 3.5 percent at Company-operated restaurants.

•	Company-operated restaurant margin improvement of 140 to 160 basis points. This estimate includes the benefit of same-restaurant sales increases and cost-savings initiatives. The margin estimate also assumes flat commodity costs, with higher beef costs offset by lower chicken costs.

•	A reduction in interest expense of approximately $15 million, resulting from the Company’s 2013 debt restructuring.

•	Capital expenditures of $280 to $290 million, including approximately $215 million for Company-operated Image Activation restaurants.

The Company also reaffirms its previous long-term outlook of high-single-digit to low-double-digit Adjusted EBITDA growth, as well as mid-teens Adjusted Earnings Per Share growth. This guidance includes the following assumptions:

•	Annual same-restaurant sales growth of at least 3 percent beginning in 2015.

•	Adjusted EBITDA growth at the lower end of this range in 2014 through 2016, when the Company-operated Image Activation program peaks, requiring a temporary increase in growth-oriented capital. Due to the greater number of reimaged restaurants in 2014 and 2015, the Company anticipates an increase in lost operating weeks.

•	Adjusted EBITDA growth at the higher end of this range beginning in 2017, when the number of Company-operated Image Activation restaurants exceeds the number under construction.

Company Now Expects To Complete System Optimization Initiative During First Quarter

The Company previously announced that it plans to further optimize its restaurant ownership by selling certain Company-operated restaurants to franchisees. The Company expects to complete the sale of approximately 415 restaurants by the end of the first quarter and anticipates total proceeds of approximately $235 million, including $138 million received in 2013. As part of its System Optimization initiative, the Company sold 244 restaurants in 2013 and has sold, or has signed purchase agreements or letters of intent to sell, a total of 174 additional restaurants.

Company Plans to Nearly Double Pace of Image Activation Reimages in 2014

The Company completed or initiated more than 200 Image Activation reimages of Company-operated and franchise-operated restaurants in 2013 and plans to nearly double the pace in 2014, with the reimaging of 200 Company-operated restaurants and 150 to 200 franchise-operated restaurants. The Company also expects 15 new Company-operated Image Activation restaurants and 45 new franchise-operated Image Activation restaurants in 2014. The Company continues to target the implementation of Image Activation in 85 percent of its Company-operated restaurants and 35 percent of the North America system by the end of 2017.

Share Repurchases, Dividends, Refinancings Reflect Comprehensive Financial Management Strategy

In 2013 the Company repurchased 8.7 million shares of its common stock at an average price of $7.93 per share. At the end of 2013, the Company had 392.8 million shares outstanding.

In February 2014, the Company purchased 29.7 million shares of common stock at a purchase price of $9.25 per share pursuant to its $275 million modified Dutch auction tender offer. The shares purchased in the tender offer represented approximately 7.5 percent of the total number of shares outstanding as of Feb. 7, 2014. Subsequent to the completion of the tender offer, the Company had 366.2 million shares outstanding as of Feb. 21, 2014.

On Feb. 20, 2014, the Company declared its regular quarterly cash dividend of $0.05 per share, payable on March 17, 2014 to stockholders of record as of March 3, 2014. During the third quarter of 2013, the Company’s Board of Directors authorized a 25 percent increase in the quarterly cash dividend rate from $0.04 to $0.05 per share. This followed a 100 percent increase in the dividend rate during 2012.

In addition, the Company expects to realize a total of approximately $50 million in ongoing annualized net interest expense savings from its 2012 and 2013 debt refinancings, including more than $20 million in annualized net interest expense savings from 2013 refinancing actions.

“Our dividend increases and share repurchases, together with our recent debt refinancings, are important elements of our financial management strategy, which remains a strong complement to our organic growth initiatives,” Chief Financial Officer Todd Penegor said. “We are confident our strong balance sheet, financial flexibility and excellent cash flow will enable us to comfortably fund our organic growth initiatives while returning capital to shareholders.”

Changes from 2013 Preliminary Results

The Company’s final reported 2013 fourth-quarter and full-year net income exceeded the preliminary ranges due to the recording of an adjustment to facilities action charges, net related to its system optimization initiative. The adjustment had the net impact of reducing expense from facilities action charges, which the Company excludes from Adjusted EBITDA and Adjusted Earnings Per Share.

Conference Call

Due to the fact that management had previously presented its preliminary earnings results on Jan. 13, the Company will not host a conference call today.

Forward-Looking Statements

This news release contains certain statements that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of The Wendy’s Company and its subsidiaries (collectively, the “Company”). Those statements, as well as statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates,” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). In addition, all statements that address future operating, financial or business performance; strategies, initiatives or expectations; future synergies, efficiencies or overhead savings; anticipated costs or charges; future capitalization; and anticipated financial impacts of recent or pending transactions are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. The Company’s actual results, performance and achievements may differ materially from any future results, performance or achievements expressed in or implied by the forward-looking statements. For all forward-looking statements, the Company claims the protection of safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect future results and could cause those results to differ materially from those expressed in or implied by the forward-looking statements. Such factors, all of which are difficult or impossible to predict accurately, and many of which are beyond the Company’s control, include, but are not limited to:

(1)	changes in the quick-service restaurant industry, such as consumer trends toward value-oriented products and promotions or toward consuming fewer meals away from home;

(2)	prevailing economic, market and business conditions affecting the Company, including competition from other food service providers, high unemployment and decreased consumer spending levels;

(3)	the ability to effectively manage the acquisition and disposition of restaurants;

(4)	cost and availability of capital;

(5)	cost fluctuations associated with food, supplies, energy, fuel, distribution or labor;

(6)	the financial condition of the Company’s franchisees;

(7)	food safety events, including instances of food-borne illness involving the Company or its supply chain;

(8)	conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies, or acts of war or terrorism;

(9)	the effects of negative publicity that can occur from increased use of social media;

(10)	the availability of suitable locations and terms for the development of new restaurants;

(11)	risks associated with the Image Activation program;

(12)	adoption of new, or changes in, laws, regulations or accounting policies and practices;

(13)	changes in debt, equity and securities markets;

(14)	goodwill and long-lived asset impairments;

(15)	changes in interest rates;

(16)	expenses and liabilities for taxes related to periods up to the date of sale of Arby’s as a result of the indemnification provisions of the Arby’s Purchase and Sale Agreement;

(17)	the difficulty in predicting the ultimate costs associated with the sale of restaurants under the Company’s system optimization initiative, employee termination costs, the timing of payments made and received, the results of negotiations with landlords, the impact of the sale of restaurants on ongoing operations, any tax impact from the sale of restaurants, as well as the future benefits to the Company’s earnings, restaurant operating margin, cash flow and depreciation; and

(18)	other factors cited in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission (the SEC), including those identified in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q.

The Company’s franchisees are independent third parties that the Company does not control. Numerous factors beyond the control of the Company and its franchisees may affect new restaurant openings. Accordingly, there can be no assurance that commitments under development agreements with franchisees will result in new restaurant openings. In addition, numerous factors beyond the control of the Company and its franchisees may affect franchisees’ ability to reimage existing restaurants or to complete the Company’s system optimization initiative in accordance with the Company’s expectations. All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or their impact. The Company assumes no obligation to update forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws. The Company does not endorse any projections regarding future performance that may be made by third parties.

Disclosure Regarding Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted Earnings Per Share, which exclude certain expenses, net of certain benefits, detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and competitors, and as internal measures of business operating performance. The Company believes Adjusted EBITDA and Adjusted Earnings Per Share provide a meaningful perspective of the underlying operating performance of the Company’s current business. Adjusted EBITDA and Adjusted Earnings Per Share are not recognized terms under U.S. Generally Accepted Accounting

Principles (“GAAP”). Because all companies do not calculate Adjusted EBITDA and Adjusted Earnings Per Share (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way The Wendy’s Company calculates such measures and should not be considered as alternative measures of net income or diluted earnings per share.

Because certain income statement items needed to calculate net income vary from quarter to quarter, the Company is unable to provide projections of net income or diluted earnings per share, or a reconciliation of projected Adjusted EBITDA to projected net income or projected Adjusted Earnings Per Share to projected diluted earnings per share. The Company’s presentation of Adjusted EBITDA and Adjusted Earnings Per Share does not replace the presentation of the Company’s financial results in accordance with GAAP.

About The Wendy’s Company

The Wendy’s Company is the world’s third-largest quick-service hamburger company. The Wendy’s system includes more than 6,500 franchise and Company-operated restaurants in the United States and 28 countries and U.S. territories worldwide. For more information, visit aboutwendys.com or wendys.com.

Investor Contact:

Dave Poplar: (614) 764-3311 or david.poplar@wendys.com

Media Contact:

Bob Bertini: (614) 764-3327 or bob.bertini@wendys.com

The Wendy’s Company and Subsidiaries

Consolidated Statements of Operations

Three and Twelve Month Periods Ended December 29, 2013 and December 30, 2012

(In Thousands Except Per Share Amounts)

	Three Months		Twelve Months
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)
Revenues:
Sales	$505,929	$553,943	$2,165,829	$2,198,323
Franchise revenues	86,476	75,936	321,581	306,919

	592,405	629,879	2,487,410	2,505,242

Costs and expenses:
Cost of sales	436,437	464,276	1,839,740	1,881,248
General and administrative	77,169	69,984	293,792	287,808
Depreciation and amortization	47,518	36,840	182,359	146,976
Facilities action (income) charges, net	(20,834)	13,470	10,856	41,031
Impairment of long-lived assets	10,552	13,316	15,879	21,097
Impairment of goodwill	9,397	—	9,397	—
Other operating expense (income), net	3,288	(264)	245	4,335

	563,527	597,622	2,352,268	2,382,495

Operating profit	28,878	32,257	135,142	122,747
Interest expense	(13,464)	(20,801)	(69,012)	(98,604)
Loss on early extinguishment of debt	(7,544)	—	(28,563)	(75,076)
Investment income, net	21,202	6,786	23,565	36,243
Other income (expense), net	233	551	(2,080)	1,565

Income (loss) from continuing operations before income taxes and noncontrolling interests	29,305	18,793	59,052	(13,125)
Benefit from (provision for) income taxes	3,620	6,616	(14,154)	21,083

Income from continuing operations	32,925	25,409	44,898	7,958
Discontinued operations:
(Loss) income from discontinued operations, net of income taxes	(266)	1,167	(266)	1,951
Loss on disposal of discontinued operations, net of income taxes	—	(188)	—	(442)

Net (loss) income from discontinued operations	(266)	979	(266)	1,509

Net income	32,659	26,388	44,632	9,467
Net loss (income) attributable to noncontrolling interests	410	—	855	(2,384)

Net income attributable to The Wendy’s Company	$33,069	$26,388	$45,487	$7,083

Basic income (loss) per share attributable to The Wendy’s Company:
Continuing operations	$0.09	$0.07	$0.12	$0.02
Discontinued operations	(0.00)	0.00	(0.00)	0.00
Net income	$0.08	$0.07	$0.12	$0.02

Number of shares used to calculate basic income (loss) per share	392,088	391,013	392,585	390,275

Diluted income (loss) per share attributable to The Wendy’s Company:
Continuing operations	$0.08	$0.07	$0.11	$0.02
Discontinued operations	(0.00)	0.00	(0.00)	0.00
Net income	$0.08	$0.07	$0.11	$0.02

Number of shares used to calculate diluted income (loss) per share	400,416	392,640	398,680	392,140

	December 29, 2013	December 30, 2012
Balance Sheet Data:
Cash and cash equivalents	$580,152	$453,361
Total assets	4,363,040	4,303,199
Long-term debt, including current portion	1,463,828	1,457,562
Total stockholders’ equity	1,929,486	1,985,855

Reconciliation of Adjusted EBITDA from Continuing Operations to Net Income Attributable to The Wendy’s Company

(In Thousands)

(Unaudited)

	Three Months		Twelve Months
	2013	2012	2013	2012
Adjusted EBITDA from continuing operations	$89,011	$95,883	$367,133	$333,328
(Less) plus:
Pension withdrawal expense in cost of sales	(13,500)	—	(13,500)	—
Depreciation and amortization	(47,518)	(36,840)	(182,359)	(146,976)
Facilities action (income) charges, net	20,834	(13,470)	(10,856)	(41,031)
Impairment of long-lived assets	(10,552)	(13,316)	(15,879)	(21,097)
Impairment of goodwill	(9,397)	—	(9,397)	—
Costs associated with closed restaurants in other operating expense (income), net	—	—	—	(1,477)

Operating profit	28,878	32,257	135,142	122,747

Interest expense	(13,464)	(20,801)	(69,012)	(98,604)
Loss on early extinguishment of debt	(7,544)	—	(28,563)	(75,076)
Investment income, net	21,202	6,786	23,565	36,243
Other income (expense), net	233	551	(2,080)	1,565

Income (loss) from continuing operations before income taxes and noncontrolling interests	29,305	18,793	59,052	(13,125)
Benefit from (provision for) income taxes	3,620	6,616	(14,154)	21,083

Income from continuing operations	32,925	25,409	44,898	7,958
Discontinued operations:
(Loss) income from discontinued operations, net of income taxes	(266)	1,167	(266)	1,951
Loss on disposal of discontinued operations, net of income taxes	—	(188)	—	(442)

Net (loss) income from discontinued operations	(266)	979	(266)	1,509

Net income	32,659	26,388	44,632	9,467
Net loss (income) attributable to noncontrolling interests	410	—	855	(2,384)

Net income attributable to The Wendy’s Company	$33,069	$26,388	$45,487	$7,083

Reconciliation of Adjusted Income and Adjusted Earnings Per Share from Continuing Operations to

Net Income and Diluted Earnings Per Share Attributable to The Wendy’s Company

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months
	2013		2012
		Per share		Per share
Adjusted income and adjusted earnings per share from continuing operations	$44,082	$0.11	$33,629	$0.09

(Less) plus:
Impairment of goodwill	(9,207)	(0.02)	—	—
Depreciation of assets that will be replaced as part of the Image Activation initiative	(8,510)	(0.02)	—	—
Pension withdrawal expense in cost of sales	(8,286)	(0.02)	—	—
Impairment of long-lived assets	(6,567)	(0.02)	(8,216)	(0.02)
Loss on early extinguishment of debt	(4,692)	(0.01)	—	—
Facilities action (income) charges, net	11,555	0.03	(8,311)	(0.02)
Dividends from Arby’s	14,550	0.03	2,868	0.01
Benefits of prior years’ tax matters	—	—	5,439	0.01

Total adjustments	(11,157)	(0.03)	(8,220)	(0.02)

Income from continuing operations	32,925	0.08	25,409	0.07
Net (loss) income from discontinued operations	(266)	(0.00)	979	0.00

Net income	32,659	0.08	26,388	0.07
Net loss attributable to noncontrolling interests	410	0.00	—	—

Net income and diluted earnings per share attributable to The Wendy’s Company	$33,069	$0.08	$26,388	$0.07

	Twelve Months
	2013		2012
		Per share		Per share
Adjusted income and adjusted earnings per share from continuing operations	$119,215	$0.30	$65,316	$0.17

(Less) plus:
Facilities action (income) charges, net	(19,321)	(0.05)	(25,349)	(0.07)
Depreciation of assets that will be replaced as part of the Image Activation initiative	(23,822)	(0.06)	—	—
Loss on early extinguishment of debt	(17,829)	(0.05)	(46,547)	(0.12)
Impairment of long-lived assets	(9,899)	(0.02)	(13,017)	(0.04)
Impairment of goodwill	(9,207)	(0.02)	—	—
Pension withdrawal expense in cost of sales	(8,286)	(0.02)	—	—
(Loss) gain on sale of investment, net	(503)	(0.00)	17,978	0.05
Dividends from Arby’s	14,550	0.03	2,868	0.01
Benefits of prior years’ tax matters	—	—	7,620	0.02
Costs associated with closed restaurants in other operating expense (income), net	—	—	(911)	(0.00)

Total adjustments	(74,317)	(0.19)	(57,358)	(0.15)

Income from continuing operations	44,898	0.11	7,958	0.02
Net (loss) income from discontinued operations	(266)	(0.00)	1,509	0.00

Net income	44,632	0.11	9,467	0.02
Net loss (income) attributable to noncontrolling interests	855	0.00	(2,384)	(0.00)

Net income and diluted earnings per share attributable to The Wendy’s Company	$45,487	$0.11	$7,083	$0.02